PLAN OF ACQUISITION
                         Equity Growth Account and
                       LargeCap Growth Equity Account

      The Board of Directors of Principal Variable Contracts Fund, Inc., a Maryland corporation (the "Fund"), deems it advisable that the Equity Growth Account of the Fund acquire all of the assets of the LargeCap Growth Equity Account of the Fund in exchange for the assumption by the Equity Growth Account of all of the liabilities of the LargeCap Growth Equity Account and shares issued by the Equity Growth Account which are thereafter to be distributed by the LargeCap Growth Equity Account pro rata to its shareholders in complete liquidation and termination of the LargeCap Growth Equity Account and in exchange for all of the LargeCap Growth Equity Account's outstanding shares.

      The LargeCap Growth Equity Account will transfer to the Equity Growth Account, and the Equity Growth Account will acquire from the LargeCap Growth Equity Account, all of the assets of the LargeCap Growth Equity Account on the Closing Date and will assume from the LargeCap Growth Equity Account all of the liabilities of the LargeCap Growth Equity Account in exchange for the issuance of the number of shares of the Equity Growth Account determined as provided in the following paragraphs, which shares will be subsequently distributed pro rata to the shareholders of the LargeCap Growth Equity Account in complete liquidation and termination of the LargeCap Growth Equity Account and in exchange for all of the LargeCap Growth Equity Account's outstanding shares. The LargeCap Growth Equity Account will not issue, sell or transfer any of its shares after the Closing Date, and only redemption requests received by the Equity Growth Account proper form prior to the Closing Date shall be fulfilled by the LargeCap Growth Equity Account. Redemption requests received by the LargeCap Growth Equity Account thereafter will be treated as requests for redemption of those shares of the Equity Growth Account allocable to the shareholder in question.

      The LargeCap Growth Equity Account will declare to its shareholders of record on or prior to the Closing Date a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its income (computed without regard to any deduction for dividends paid) and all of its net realized capital gains, if any, for the current taxable year through the Closing Date.

      On the Closing Date, the Equity Growth Account will issue to the LargeCap Growth Equity Account a number of full and fractional shares of the Equity Growth Account, taken at their then net asset value, having an aggregate net asset value equal to the aggregate value of the net assets of the LargeCap Growth Equity Account. The aggregate value of the net assets of the LargeCap Growth Equity Account and the Equity Growth Account shall be determined in accordance with the then current Prospectus of the Equity Growth Account as of close of regularly scheduled trading on the New York Stock Exchange on the Closing Date.

      The closing of the transactions contemplated in this Plan (the "Closing") shall be held at the offices of Principal Management, 680 8th Street, Des Moines, Iowa 50392-2080 at 2:00 p.m. Central Daylight Time on January 5, 2007, or on such earlier or later date as Fund management may determine. The date on which the Closing is to be held as provided in this Plan shall be known as the "Closing Date."

      In the event that on the Closing Date (a) the New York Stock Exchange is closed for other than customary weekend and holiday closings or (b) trading on said Exchange is restricted or (c) an emergency exists as a result of which it is not reasonably practicable for the Equity Growth Account or the LargeCap Growth Equity Account to fairly determine the value of its assets, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed.

      As soon as practicable after the Closing, the LargeCap Growth Equity Account shall (a) distribute on a pro rata basis to the shareholders of record of the LargeCap Growth Equity Account at the close of business on the Closing Date the shares of the Equity Growth Account received by the LargeCap Growth Equity Account at the Closing in exchange for all of the LargeCap Growth Equity Account's outstanding shares, and (b) be liquidated in accordance with applicable law and the Fund's Articles of Incorporation.

      For purposes of the distribution of shares of the Equity Growth Account to shareholders of the LargeCap Growth Equity Account, the Equity Growth Account shall credit on its books an appropriate number of shares of the Equity Growth Account to the account of each shareholder of the LargeCap Growth Equity Account. No certificates will be issued for shares of the Equity Growth Account. After the Closing Date and until surrendered, each outstanding certificate, if any, which, prior to the Closing Date, represented shares of the LargeCap Growth Equity Account, shall be deemed for all purposes of the Fund's Articles of Incorporation and Bylaws to evidence the appropriate number of shares of the Equity Growth Account to be credited on the books of the Equity Growth Account in respect of such shares of the LargeCap Growth Equity Account as provided above.

      Prior to the Closing Date, the LargeCap Growth Equity Account shall deliver to the Equity Growth Account a list setting forth the assets to be assigned, delivered and transferred to the Equity Growth Account, including the securities then owned by the LargeCap Growth Equity Account and the respective federal income tax bases (on an identified cost basis) thereof, and the liabilities to be assumed by the Equity Growth Account pursuant to this Plan.

      All of the LargeCap Growth Equity Account's portfolio securities shall be delivered by the LargeCap Growth Equity Account's custodian on the Closing Date to the Equity Growth Account or its custodian, either endorsed in proper form for transfer in such condition as to constitute good delivery thereof in accordance with the practice of brokers or, if such securities are held in a securities depository within the meaning of Rule 17f-4 under the Investment Company Act of 1940, transferred to an account in the name of the Equity Growth Account or its custodian with said depository. All cash to be delivered pursuant to this Plan shall be transferred from the LargeCap Growth Equity Account's account at its custodian to the Equity Growth Account's account at its custodian. If on the Closing Date the LargeCap Growth Equity Account is unable to make good delivery to the Equity Growth Account's custodian of any of the LargeCap Growth Equity Account's portfolio securities because such securities have not yet been delivered to the LargeCap Growth Equity Account's custodian by its brokers or by the transfer agent for such securities, then the delivery requirement with respect to such securities shall be waived, and the LargeCap Growth Equity Account shall deliver to the Equity Growth Account's custodian on or by said Closing Date with respect to said undelivered securities executed copies of an agreement of assignment in a form satisfactory to the Equity Growth Account, and a due bill or due bills in form and substance satisfactory to the custodian, together with such other documents including brokers' confirmations, as may be reasonably required by the Equity Growth Account.

      This Plan may be abandoned and terminated, whether before or after action thereon by the shareholders of the LargeCap Growth Equity Account and notwithstanding favorable action by such shareholders, if the Board of Directors believe that the consummation of the transactions contemplated hereunder would not be in the best interests of the shareholders of either Account. This Plan may be amended by the Board of Directors at any time, except that after approval by the shareholders of the LargeCap Growth Equity Account no amendment may be made with respect to the Plan which in the opinion of the Board of Directors materially adversely affects the interests of the shareholders of the LargeCap Growth Equity Account.

      Except as expressly provided otherwise in this Plan, Principal Management Corporation will pay or cause to be paid all out-of-pocket fees and expenses incurred by the LargeCap Growth Equity Account and the Equity Growth Account in connection with the transactions contemplated under this Plan, including, but not limited to, accountants' fees, legal fees, registration fees, printing expenses, transfer taxes (if any) and the fees of banks and transfer agents.

	IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed by its President or Vice President as of the 12th day of September, 2006.



                             PRINCIPAL VARIABLE CONTRACTS FUND, INC.
                             on behalf of the following Acquired Account:
                             LargeCap Growth Equity Account

                             By: __________________________________
                                 Ralph C. Eucher, President


                             PRINCIPAL VARIABLE CONTRACTS FUND, INC.
                             on behalf of the following Acquiring Account:
                             Equity Growth Account

                             By: __________________________________
                                 Michael J. Beer, Executive Vice
                                 President